Exhibit 4.12

WARRANT

THIS WARRANT AND THE ORDINARY SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”) OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAW, AND THE WARRANT AND THE ORDINARY SHARES ISSUABLE UPON EXERCISE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED OR HYPOTHECATED, UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING THIS WARRANT AND/OR SUCH SECURITIES OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

to purchase

Ordinary Shares
of

Radview Software Ltd.

at an exercise price of $0.06 per share

VOID AFTER 17:00 p.m. (prevailing Tel Aviv time)

On the Expiration Date (as hereinafter defined)

No.W-037	Date: April 28, 2007

Radview Software Ltd., an Israeli company with its principal offices in Israel located at 14 Hamelacha Street, Park Afek, Rosh Ha’ayin 48091 Israel (the “Company”), hereby grants to Meitav Underwriting Ltd. (the “Holder”), the right to purchase, subject to the terms and conditions hereof, up to One Million, Six Hundred and Forty Five Thousand, Three Hundred and Fifty (1,645,350) Ordinary Shares, nominal value NIS 0.01 per share, of the Company (“Ordinary Shares”), exercisable at any time from time to time, on or after the date hereof (the “Effective Date”), and until the fifth (5th) anniversary of the Effective Date (the “Expiration Date”). The number and type of shares which may be purchased hereunder and the Exercise Price are subject to adjustment as provided below.

1.	DEFINITIONS

In this Warrant the terms below shall have the following meaning, unless otherwise specifically provided or required by the context:

1.1.	“Warrant Shares” means (i) the Ordinary Shares purchasable hereunder; and (ii) any other securities into which or for which any of the securities described in (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

1.2.	“Exercise Price” means the price of four cents ($0.06) for each Warrant Share, as adjusted in the manner set forth hereinafter.

1.3.	“Warrants” means this Warrant and all warrants hereafter issued in exchange or substitution for this Warrant.

2.	WARRANT PERIOD; EXERCISE OF WARRANT

2.1.	This Warrant may be exercised in whole at any time, or in part from time to time, beginning on the Effective Date until the Expiration Date (the “Warrant Period”), by the surrender of this Warrant (with a duly executed exercise form in the form attached hereto as Exhibit A), at the principal office of the Company in Israel set forth above, together with proper payment of the Exercise Price multiplied by the number of Warrant Shares for which the Warrant is being exercised. Payment for Warrant Shares shall be made by certified or official bank check(s), payable to the order of the Company or by wire transfer to an account to be designated in writing by the Company. Payments shall be made in United States dollars.

2.2.	Subject to the other limitations set forth in this Warrant, in lieu of payment of the Exercise Price the Holder may elect to exchange this Warrant, or any portion thereof, for a number of Warrant Shares equal to the number of Warrant Shares computed using the following formula:

X	=	Y (A-B) A

Where:

X	=	the number of Warrant Shares (adjusted to the date of such calculation, but excluding those shares already issued under this Warrant) to be issued to the Holder.

Y	=	the number of Warrant Shares purchasable under the Warrant or such part that the Holder has chosen to exercise in this manner (adjusted to the date of such calculations in the event of re-capitalization, but excluding those shares already issued under this Warrant).

A	=	the Fair Market Value of one Warrant Share.

B	=	Exercise Price (as adjusted to the date of such calculation in the event of re-capitalization).

For purposes hereof, the “Fair Market Value” of a Warrant Share as of a particular date (the “Determination Date”) shall mean:

(i)	if the Company’s Warrant Shares are traded on the American Stock Exchange or another national exchange or are quoted on the National or SmallCap Market of The Nasdaq Stock Market, Inc.(“Nasdaq”), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

(ii)	If the Company’s Warrant Shares are not traded on the American Stock Exchange or another national exchange or on the Nasdaq but are traded on the NASD OTC Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

(iii)	Except as provided in clause (iv) below, if the Company’s Warrant Shares are not publicly traded, then as the Holder and the Company agree or in the absence of agreement, by arbitration before a single arbitrator qualified by education and training to pass on the matter to be decided.

(iv)	If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s Articles of Association (the “Articles”), then all amounts to be payable per share to holders of the Warrant Shares pursuant to the Articles in the event of such liquidation, dissolution or winding up, assuming for the purposes of this clause (d) that all of the Warrant Shares then issuable upon exercise of the Warrant are outstanding at the Determination Date.

2.3.	The Holder of the Warrant, by its acceptance hereof, covenants and agrees that this Warrant is being acquired as an investment and not with a view to the distribution hereof and such Holder further covenants and agrees that it will not sell, transfer, pledge, assign, or hypothecate the Warrant or the Warrant Shares unless there is an effective registration statement under the Securities Act covering the Warrant or the Warrant Shares, or the Holder of the Warrant and/or the Warrant Shares receives an opinion of counsel satisfactory to the Company stating that such sale, transfer, pledge, assignment, or hypothecation is exempt from the registration and prospectus delivery requirements of the Securities Act and the qualification requirements under applicable law.

2.4.	If this Warrant should be exercised in part, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remainder of the Warrant Shares purchasable hereunder. The Company shall pay any and all expenses, taxes and other charges that may be payable in connection with the issuance of the Warrant Shares and the preparation and delivery of share certificates pursuant to this Section 2 in the name of the Holder (including without limitation the applicable stamp duty if mandated), and to the extent required, the execution and delivery of a new Warrant, provided, however, that the Company shall only be required to pay taxes which are due as a direct result of the issuance of the Warrant Shares or other securities, properties or rights underlying such Warrants (such as the applicable stamp duty), and will not be required to pay any tax which may be (i) due as a result of the specific identity of the Holder or (ii) payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder. For the avoidance of doubt, the Corporation shall not be liable for any income tax or capital gains tax that the Holder will be required to pay with respect to the issuance of such Warrant Shares.

2.5.	No fractions of Ordinary Shares shall be issued in connection with the exercise of this Warrant, and the number of Ordinary Shares issued shall be rounded up or down to the nearest whole number.

2.6.	Upon the issuance of Ordinary Shares resulting from the exercise in whole or in part of this Warrant, the Company shall deliver to the Holder an irrevocable letter of instructions to the Company’s transfer agent to issue as soon as is reasonably practicable to the Holder share certificates reflecting the Warrant Shares exercised thereby, together with any and all other documents required for the issuance of such certificates by the transfer agent.

3.	RESERVATION OF SHARES

The Company covenants that: (i) at all times during the Warrant Period it shall have in reserve, and will keep available solely for issuance or delivery upon exercise of the Warrant, such number of Ordinary Shares as shall be issuable upon the exercise hereof, and (b) upon exercise of the Warrant and payment of the Exercise Price hereunder, or upon a cashless exercise as provided herein, the Warrant Shares issuable upon such exercise will be validly issued, fully paid, non assessable, free and clear from any lien, encumbrance, pledge or any other third party right and not subject to any preemptive rights.

4.	ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES

4.1.	Subdivision and Combination. In case the Company shall at any time subdivide or combine the Ordinary Shares, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

4.2.	Stock Dividends and Distributions. In case the Company shall pay a dividend on, or make a distribution of, Ordinary Shares or of the Company's share capital, the Exercise Price shall forthwith be proportionately decreased. An adjustment pursuant to this Section 4.2 shall be made as of the record date for the subject stock dividend or distribution.

4.3.	Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of Sections 4.1 and 4.2, the number of Ordinary Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Ordinary Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

4.4.	No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than 1 cents ($0.01) per Ordinary Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1 cents ($0.01) per Ordinary Share.

4.5.	Merger or Consolidation. In case of any consolidation of the Company with or merger of the Company with, or merger of the Company into (other than a merger which does not result in any reclassification or change of the outstanding Ordinary Shares), the Company shall cause the corporation formed by such consolidation or merger or surviving such merger to execute and deliver to the Holder a supplemental warrant agreement providing that the Holder of the Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of Ordinary Shares of the Company for which such Warrant might have been exercised immediately prior to such consolidation or merger. Such supplemental warrant agreement shall provide for adjustments, which shall be identical to the adjustments provided in this Section 4. The provisions of this Section 4.5 shall similarly apply to successive consolidations or mergers.

5.	In each case of any adjustment or readjustment described above, the Company at its expense, will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company will forthwith mail a copy of each such certificate to the Holder.

6.	NOTICES TO WARRANT HOLDERS

Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the Expiration Date, any of the following events shall occur:

6.1.	The Company shall take a record of the holders of its shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable other than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company;

6.2.	The Company shall offer to all the holders of its shares any additional shares of the share capital of the Company or securities convertible into or exchangeable for shares of the share capital of the Company, or any option, right or warrant to subscribe therefor; or

6.3.	A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give to the Holder written notice of such event at least thirty (30) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale.

7.	TRANSFERABILITY

7.1.	The Company need not register a transfer of this Warrant or the Warrant Shares bearing the restrictive legend set forth in Section 7.2 below, unless the conditions specified in such legend are satisfied and the transferees provide the Company with written representations required pursuant to the Securities Act for such transfer and such transferees agree to be bound by the terms and conditions of this Warrant. The Company may also instruct its transfer agent not to register the transfer of the shares of Warrant Shares unless the conditions set forth in the previous sentence are satisfied. Any transfer of the Warrant Shares is subject to the Company’s Articles of Association. The Holder may, subject to applicable securities laws and compliance with the foregoing, sell, transfer, assign, encumber, pledge or otherwise dispose or undertake to dispose of the Warrant.

7.2.	Unless registered, the Warrant Shares issued upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear legend substantially similar to the following:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL FOR THE HOLDER OF THE SHARES SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.”

8.	LOSS, ETC. OF WARRANT

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company’s reasonable direct expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

9.	HEADINGS

The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

10.	NOTICES

Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or seven (7) days after deposit with the post authority, for dispatch by registered or certified mail, postage prepaid and addressed to the Holder at the address set forth in the Company’s books and to the Company at the address of its principal offices set forth above, or when given by facsimile or other form of rapid written communication, provided that confirming copies are sent by such airmail.

11.	GOVERNING LAW

This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Israel (regardless of the laws that might otherwise govern under applicable Israel principles of conflicts of law). Except as provided elsewhere herein, any dispute arising out of or in connection with this Warrant is hereby submitted to the sole and exclusive jurisdiction of the competent courts located in the District of Tel Aviv.

12.	Rights of Shareholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the shares of the applicable class of Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of share, reclassification of share, change of par value, consolidation, merger, conveyance, or otherwise) or, except as specified herein, to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares of the applicable class of Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

13.	Additional Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

(a)	The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act (as defined below), or another comparable law, by reason of their issuance in a transaction exempt from registration under the Securities Act, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless the Warrant Shares have been registered for resale under the Securities Act or such resale is exempted from such registration. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act and its requirements for the resale of the Warrant Shares which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. The Holder further understands that the Warrant Shares have not been qualified under any state or non-U.S. securities law. The Holder understands that no public market now exists for any of the Warrant Shares and/or the Warrant and that the Company has made no assurances that a public market will ever exist for the Warrant Shares.

(b)	The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(c)	The Holder is able to bear the economic risk of the purchase of the Warrant Shares pursuant to the terms of this Warrant including an entire loss of the value of such investment.

(d)	If Holder is a resident or citizen of the United States or the offer of the Warrant Shares was made to the Holder, while such person or entity was in the United States, then the Holder is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act .

(e)	If the Holder is not a resident or citizen of the United States and the offer of the Warrant Shares was not made to the Holder while the Holder was in the United States, then the Holder acknowledge and agree that the offer and sale of the Warrant Shares is being made in reliance upon Regulation S promulgated under the Securities Act and that the offer and sale of the Warrant Shares constitutes an “offshore transaction” within the meaning of Regulation S, as amended from time to time.

14.	ENTIRE AGREEMENT; AMENDMENT AND WAIVER

        This Warrant and the Exhibit hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this Warrant may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of both the Company and the Holders of a majority of the outstanding Warrants issued pursuant to the subscription agreement dated ________, except that any amendment that has an adverse effect on the financial terms of the Warrant shall require the consent of the affected Holder. Any amendment or waiver affected in accordance with this Section 14 shall be binding upon the Company, the holders of all Warrants and each transferee of the Warrants.

SIGNATURE PAGE OF WARRANT

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the date first written above.

Radview Software Ltd. By: —————————————— Name: Jaron Lotan Title: Chairman of the Board

By: —————————————— Name: Limor Stoller Title: Vice President of Finance

Agreed and Accepted:

Meitav Underwriting Ltd. By: —————————————— Name: —————————————— Title: ——————————————

EXHIBIT A

Warrant Exercise Form

_________________, 200_

Radview Software Ltd.
14 Hamelacha Street
Park Afek, Rosh Haayin 48091
Israel

Dear Sirs,

Re:     Exercise of Warrant

        The undersigned, pursuant to the provisions set forth in the attached Warrant (No. PW-____), hereby elects to purchase ____________ Ordinary Shares covered by such Warrant.

        The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box):

__________	$__________ in lawful money of the United States; and/or

__________	the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ Ordinary Shares (using a Fair Market Value of $_______ per share for purposes of this calculation), pursuant to the cashless exercise procedure set forth in Section 2.2.

        The undersigned requests that the certificates for such shares be issued in the name of ___________ and delivered to _____________ whose address is ______________________.

        The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Ordinary Shares under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.

Dated: ______________________________________________	____________________________________________________ (Signature must conform to name of Holder as specified on the face of the Warrant)

Address:	______________________________________________ ______________________________________________

WARRANT

THIS WARRANT AND THE ORDINARY SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”) OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAW, AND THE WARRANT AND THE ORDINARY SHARES ISSUABLE UPON EXERCISE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED OR HYPOTHECATED, UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING THIS WARRANT AND/OR SUCH SECURITIES OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

to purchase

Ordinary Shares
of

Radview Software Ltd.

at an exercise price of $0.06 per share

VOID AFTER 17:00 p.m. (prevailing Tel Aviv time)

On the Expiration Date (as hereinafter defined)

No.W-038	Date: April 28, 2007

Radview Software Ltd., an Israeli company with its principal offices in Israel located at 14 Hamelacha Street, Park Afek, Rosh Ha’ayin 48091 Israel (the “Company”), hereby grants to Meitav Underwriting Ltd. (the “Holder”), the right to purchase, subject to the terms and conditions hereof, up to One Million, One Hundred and Seventy Three Thousand, Five Hundred and Ninety Nine (1,173,599) Ordinary Shares, nominal value NIS 0.01 per share, of the Company (“Ordinary Shares”), exercisable at any time from time to time, on or after the date hereof (the “Effective Date”), and until the fifth (5th) anniversary of the Effective Date (the “Expiration Date”). The number and type of shares which may be purchased hereunder and the Exercise Price are subject to adjustment as provided below.

1.	DEFINITIONS

In this Warrant the terms below shall have the following meaning, unless otherwise specifically provided or required by the context:

1.1.	“Warrant Shares” means (i) the Ordinary Shares purchasable hereunder; and (ii) any other securities into which or for which any of the securities described in (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

1.2.	“Exercise Price” means the price of four cents ($0.06) for each Warrant Share, as adjusted in the manner set forth hereinafter.

1.3.	“Warrants” means this Warrant and all warrants hereafter issued in exchange or substitution for this Warrant.

2.	WARRANT PERIOD; EXERCISE OF WARRANT

2.1.	This Warrant may be exercised in whole at any time, or in part from time to time, beginning on the Effective Date until the Expiration Date (the “Warrant Period”), by the surrender of this Warrant (with a duly executed exercise form in the form attached hereto as Exhibit A), at the principal office of the Company in Israel set forth above, together with proper payment of the Exercise Price multiplied by the number of Warrant Shares for which the Warrant is being exercised. Payment for Warrant Shares shall be made by certified or official bank check(s), payable to the order of the Company or by wire transfer to an account to be designated in writing by the Company. Payments shall be made in United States dollars.

2.2.	Subject to the other limitations set forth in this Warrant, in lieu of payment of the Exercise Price the Holder may elect to exchange this Warrant, or any portion thereof, for a number of Warrant Shares equal to the number of Warrant Shares computed using the following formula:

X	=	Y (A-B) A

Where:

X	=	the number of Warrant Shares (adjusted to the date of such calculation, but excluding those shares already issued under this Warrant) to be issued to the Holder.

Y	=	the number of Warrant Shares purchasable under the Warrant or such part that the Holder has chosen to exercise in this manner (adjusted to the date of such calculations in the event of re-capitalization, but excluding those shares already issued under this Warrant).

A	=	the Fair Market Value of one Warrant Share.

B	=	Exercise Price (as adjusted to the date of such calculation in the event of re-capitalization).

For purposes hereof, the “Fair Market Value” of a Warrant Share as of a particular date (the “Determination Date”) shall mean:

(i)	if the Company’s Warrant Shares are traded on the American Stock Exchange or another national exchange or are quoted on the National or SmallCap Market of The Nasdaq Stock Market, Inc.(“Nasdaq”), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

(ii)	If the Company’s Warrant Shares are not traded on the American Stock Exchange or another national exchange or on the Nasdaq but are traded on the NASD OTC Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

(iii)	Except as provided in clause (iv) below, if the Company’s Warrant Shares are not publicly traded, then as the Holder and the Company agree or in the absence of agreement, by arbitration before a single arbitrator qualified by education and training to pass on the matter to be decided.

(iv)	If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s Articles of Association (the “Articles”), then all amounts to be payable per share to holders of the Warrant Shares pursuant to the Articles in the event of such liquidation, dissolution or winding up, assuming for the purposes of this clause (d) that all of the Warrant Shares then issuable upon exercise of the Warrant are outstanding at the Determination Date.

2.3.	The Holder of the Warrant, by its acceptance hereof, covenants and agrees that this Warrant is being acquired as an investment and not with a view to the distribution hereof and such Holder further covenants and agrees that it will not sell, transfer, pledge, assign, or hypothecate the Warrant or the Warrant Shares unless there is an effective registration statement under the Securities Act covering the Warrant or the Warrant Shares, or the Holder of the Warrant and/or the Warrant Shares receives an opinion of counsel satisfactory to the Company stating that such sale, transfer, pledge, assignment, or hypothecation is exempt from the registration and prospectus delivery requirements of the Securities Act and the qualification requirements under applicable law.

2.4.	If this Warrant should be exercised in part, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remainder of the Warrant Shares purchasable hereunder. The Company shall pay any and all expenses, taxes and other charges that may be payable in connection with the issuance of the Warrant Shares and the preparation and delivery of share certificates pursuant to this Section 2 in the name of the Holder (including without limitation the applicable stamp duty if mandated), and to the extent required, the execution and delivery of a new Warrant, provided, however, that the Company shall only be required to pay taxes which are due as a direct result of the issuance of the Warrant Shares or other securities, properties or rights underlying such Warrants (such as the applicable stamp duty), and will not be required to pay any tax which may be (i) due as a result of the specific identity of the Holder or (ii) payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder. For the avoidance of doubt, the Corporation shall not be liable for any income tax or capital gains tax that the Holder will be required to pay with respect to the issuance of such Warrant Shares.

2.5.	No fractions of Ordinary Shares shall be issued in connection with the exercise of this Warrant, and the number of Ordinary Shares issued shall be rounded up or down to the nearest whole number.

2.6.	Upon the issuance of Ordinary Shares resulting from the exercise in whole or in part of this Warrant, the Company shall deliver to the Holder an irrevocable letter of instructions to the Company’s transfer agent to issue as soon as is reasonably practicable to the Holder share certificates reflecting the Warrant Shares exercised thereby, together with any and all other documents required for the issuance of such certificates by the transfer agent.

3.	RESERVATION OF SHARES

The Company covenants that: (i) at all times during the Warrant Period it shall have in reserve, and will keep available solely for issuance or delivery upon exercise of the Warrant, such number of Ordinary Shares as shall be issuable upon the exercise hereof, and (b) upon exercise of the Warrant and payment of the Exercise Price hereunder, or upon a cashless exercise as provided herein, the Warrant Shares issuable upon such exercise will be validly issued, fully paid, non assessable, free and clear from any lien, encumbrance, pledge or any other third party right and not subject to any preemptive rights.

4.	ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES

4.1.	Subdivision and Combination. In case the Company shall at any time subdivide or combine the Ordinary Shares, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

4.2.	Stock Dividends and Distributions. In case the Company shall pay a dividend on, or make a distribution of, Ordinary Shares or of the Company's share capital, the Exercise Price shall forthwith be proportionately decreased. An adjustment pursuant to this Section 4.2 shall be made as of the record date for the subject stock dividend or distribution.

4.3.	Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of Sections 4.1 and 4.2, the number of Ordinary Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Ordinary Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

4.4.	No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than 1 cents ($0.01) per Ordinary Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1 cents ($0.01) per Ordinary Share.

4.5.	Merger or Consolidation. In case of any consolidation of the Company with or merger of the Company with, or merger of the Company into (other than a merger which does not result in any reclassification or change of the outstanding Ordinary Shares), the Company shall cause the corporation formed by such consolidation or merger or surviving such merger to execute and deliver to the Holder a supplemental warrant agreement providing that the Holder of the Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of Ordinary Shares of the Company for which such Warrant might have been exercised immediately prior to such consolidation or merger. Such supplemental warrant agreement shall provide for adjustments, which shall be identical to the adjustments provided in this Section 4. The provisions of this Section 4.5 shall similarly apply to successive consolidations or mergers.

5.	In each case of any adjustment or readjustment described above, the Company at its expense, will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company will forthwith mail a copy of each such certificate to the Holder.

6.	NOTICES TO WARRANT HOLDERS

Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the Expiration Date, any of the following events shall occur:

6.1.	The Company shall take a record of the holders of its shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable other than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company;

6.2.	The Company shall offer to all the holders of its shares any additional shares of the share capital of the Company or securities convertible into or exchangeable for shares of the share capital of the Company, or any option, right or warrant to subscribe therefor; or

6.3.	A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give to the Holder written notice of such event at least thirty (30) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale.

7.	TRANSFERABILITY

7.1.	The Company need not register a transfer of this Warrant or the Warrant Shares bearing the restrictive legend set forth in Section 7.2 below, unless the conditions specified in such legend are satisfied and the transferees provide the Company with written representations required pursuant to the Securities Act for such transfer and such transferees agree to be bound by the terms and conditions of this Warrant. The Company may also instruct its transfer agent not to register the transfer of the shares of Warrant Shares unless the conditions set forth in the previous sentence are satisfied. Any transfer of the Warrant Shares is subject to the Company’s Articles of Association. The Holder may, subject to applicable securities laws and compliance with the foregoing, sell, transfer, assign, encumber, pledge or otherwise dispose or undertake to dispose of the Warrant.

7.2.	Unless registered, the Warrant Shares issued upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear legend substantially similar to the following:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL FOR THE HOLDER OF THE SHARES SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.”

8.	LOSS, ETC. OF WARRANT

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company’s reasonable direct expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

9.	HEADINGS

The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

10.	NOTICES

Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or seven (7) days after deposit with the post authority, for dispatch by registered or certified mail, postage prepaid and addressed to the Holder at the address set forth in the Company’s books and to the Company at the address of its principal offices set forth above, or when given by facsimile or other form of rapid written communication, provided that confirming copies are sent by such airmail.

11.	GOVERNING LAW

This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Israel (regardless of the laws that might otherwise govern under applicable Israel principles of conflicts of law). Except as provided elsewhere herein, any dispute arising out of or in connection with this Warrant is hereby submitted to the sole and exclusive jurisdiction of the competent courts located in the District of Tel Aviv.

12.	Rights of Shareholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the shares of the applicable class of Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of share, reclassification of share, change of par value, consolidation, merger, conveyance, or otherwise) or, except as specified herein, to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares of the applicable class of Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

13.	Additional Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

(a)	The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act (as defined below), or another comparable law, by reason of their issuance in a transaction exempt from registration under the Securities Act, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless the Warrant Shares have been registered for resale under the Securities Act or such resale is exempted from such registration. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act and its requirements for the resale of the Warrant Shares which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. The Holder further understands that the Warrant Shares have not been qualified under any state or non-U.S. securities law. The Holder understands that no public market now exists for any of the Warrant Shares and/or the Warrant and that the Company has made no assurances that a public market will ever exist for the Warrant Shares.

(b)	The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(c)	The Holder is able to bear the economic risk of the purchase of the Warrant Shares pursuant to the terms of this Warrant including an entire loss of the value of such investment.

(d)	If Holder is a resident or citizen of the United States or the offer of the Warrant Shares was made to the Holder, while such person or entity was in the United States, then the Holder is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act .

(e)	If the Holder is not a resident or citizen of the United States and the offer of the Warrant Shares was not made to the Holder while the Holder was in the United States, then the Holder acknowledge and agree that the offer and sale of the Warrant Shares is being made in reliance upon Regulation S promulgated under the Securities Act and that the offer and sale of the Warrant Shares constitutes an “offshore transaction” within the meaning of Regulation S, as amended from time to time.

14.	ENTIRE AGREEMENT; AMENDMENT AND WAIVER

        This Warrant and the Exhibit hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this Warrant may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of both the Company and the Holders of a majority of the outstanding Warrants issued pursuant to the subscription agreement dated ________, except that any amendment that has an adverse effect on the financial terms of the Warrant shall require the consent of the affected Holder. Any amendment or waiver affected in accordance with this Section 14 shall be binding upon the Company, the holders of all Warrants and each transferee of the Warrants.

SIGNATURE PAGE OF WARRANT

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the date first written above.

Radview Software Ltd. By: —————————————— Name: Jaron Lotan Title: Chairman of the Board

By: —————————————— Name: Limor Stoller Title: Vice President of Finance

Agreed and Accepted:

Meitav Underwriting Ltd. By: —————————————— Name: —————————————— Title: ——————————————

EXHIBIT A

Warrant Exercise Form

_________________, 200_

Radview Software Ltd.
14 Hamelacha Street
Park Afek, Rosh Haayin 48091
Israel

Dear Sirs,

Re:     Exercise of Warrant

        The undersigned, pursuant to the provisions set forth in the attached Warrant (No. PW-____), hereby elects to purchase ____________ Ordinary Shares covered by such Warrant.

        The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box):

__________	$__________ in lawful money of the United States; and/or

__________	the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ Ordinary Shares (using a Fair Market Value of $_______ per share for purposes of this calculation), pursuant to the cashless exercise procedure set forth in Section 2.2.

        The undersigned requests that the certificates for such shares be issued in the name of ___________ and delivered to _____________ whose address is ______________________.

        The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Ordinary Shares under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.

Dated: ______________________________________________	____________________________________________________ (Signature must conform to name of Holder as specified on the face of the Warrant)

Address:	______________________________________________ ______________________________________________